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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Post-Effective Amendment No. 6 to the Form S-8 Registration Statement File No. 2-69991, into the Company's previously filed Post-Effective Amendment No. 4 to the Form S-8 Registration Statement File No. 2-66025, into the Company's previously filed S-8 Registration Statement File No. 33-37366, into the Company's previously filed Form S-8 Registration Statement File No. 33-37367, into the Company's previously filed Form S-8 Registration Statement File No. 333-16725, into the Company's previously filed Form S-8 Registration Statement File No. 333-28839, and into the Company's previously filed Post Effective Amendment No. 1 to the Form S-3 Registration Statement File No. 333-39559.




                                                   ARTHUR ANDERSEN LLP

Dallas, Texas,
September 16, 1999